United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 1, 2013

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2013, we entered into an Employment Agreement with our newly designated Chief Technology Officer (“CTO”), Craig R. Nelson.  The Employment Agreement is for a term of two years; requires substantially all of his working time and efforts to be related to the business of the Company; provides for annual compensation of $177,000; provides for participation in a yet to be structured stock option plan consistent with awards made to other employees of similar stature; participation in all employee benefits provided to certain other employees, including health medical and dental insurance; four weeks vacation per each year of employment; one-year non-competition provisions; termination at death, disability or for cause; and with Company indemnification for actions taken on our behalf under such employment to the fullest extent allowed under the Florida Business Corporation Act, with Florida law to govern the Employment Agreement, among other provisions.  For additional information, please see the copy of the Employment Agreement that was filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which was filed with the Securities and Exchange Commission on August 14, 2013.  A copy of the Employment Agreement is filed as an Exhibit to this Current Report.  See Item 9.01.

Mr. Nelson is 63 years of age and has over 35 years experience in high technology, including 20 years in the battery industry, having come to the Company in November, 2012, as a Consultant under RTP Systems, Inc. He was responsible the design and construction of our facilities; bringing in team members, contractors and vendors; and converting our leased space into a modern product development and pilot manufacturing site with offices, laboratories, a tool room and manufacturing spaces.  His responsibilities included overseeing all operations of the Company from his engagement, and including the purchase, installation, operation of critical manufacturing assets and equipment and supervision of our employees at this facility, along with the establishment of a high energy lithium ion development program for us.  As the CTO, and in addition to his prior services, he will be responsible for the establishment of our Quality Assurance Department; our Sales and Marketing team; and Operations Department with a Director of Operations to yet to be engaged; a structured capital investment plan for our manufacturing process; and product development and scaling of our manufacturing.  Prior to joining the Company, Mr. Nelson was the Chief Manufacturing Officer of Planar Energy Devices, Inc. of Orlando, Florida, beginning in 2008.  He joined Planar, the Battelle Ventures funded Orlando, Florida based startup, pioneering Solid State Lithium Ion Batteries for consumer electronics and electric vehicles, to lead the Thin Film Deposition process and tool development aspect of its business; and designed and implemented new SPEED technology (Streaming Process for Electroless Electrochemical Deposition) tools in the liquid phase, vapor phase and gel phase of these batteries. He was also instrumental in developing rapid thermal annealing, flash lamp annealing and thermal calendering and lamination equipment for materials deposition and battery electrochemical cell assembly.

Mr. Nelson co-authored the Advanced Research Products Agency-Energy (“ARPAe”) proposal that resulted in a $4,000,000 Department of Energy grant for the solid state technology development program; and he led Planar’s Hybrid Cell Product Development team tasked with creating a 900 Wh/L battery cell for the handset market and productizing the design from proof of principal operation to meeting client specifications.

He received a BS degree in Physics in June, 1972, from Washington & Lee University.

 Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10

Employment Agreement (Craig R. Nelson)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	August 22, 2013	By:	/s/ Jeffrey J. Flood
Jeffrey John Flood
President, Secretary, Treasurer and Director

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